Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Synthetic Biologics, Inc.

Rockville, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2019 relating to the consolidated financial statements of Synthetic Biologics, Inc., appearing in the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2018.

/s/ BDO USA, LLP

Potomac, Maryland

September 26, 2019